SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

ING Clarion Global Real Estate Income Fund

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ING Clarion Global Real Estate
Income Fund
Recently we sent you proxy material regarding the Special Meeting of Shareholders that is scheduled for June 15, 2011. The Fund’s records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow the Fund to obtain a sufficient number of votes to hold the meeting as scheduled.
1-877-257-9946

Voting is
very important
for your investment and the
operation of the Fund.
Please vote now to be sure
your vote is received in time
for the
June 15, 2011
Special Meeting of
Shareholders.
The Fund has made it very easy for you to vote. Choose one of the following methods:
•	Speak to a live Proxy Specialist by calling the number above. We can answer your questions and record your vote. (open: M-F 9:30am -9pm, Sat 10am – 6pm ET)

•	Log on to the website www.proxyvote.com, listed on your proxy card, enter your control number located on your proxy card, and vote by following the on screen prompts.

•	Call the toll-free touchtone voting number listed on your proxy card with your control number located on your proxy card and follow the touchtone prompts.

•	Mail in your signed proxy card in the envelope provided.

Voting takes only a few minutes.
PLEASE VOTE TODAY.